Exhibit 99.1

	PESI Impact on EPS from Continuing Operations

	Q1 08	Q2 08	Q3 08	Q4 08	FY08	Q1 09	Q2 09
Prior EPS GAAP	$0.22	$0.44	$0.71	$0.15	$1.52	$0.06	$0.46
EPS Adjustments*	0.20	0.25	0.46	0.17	1.08	0.33	0.03

Prior EPS Non-GAAP	$0.42	$0.69	$1.17	$0.32	$2.60	$0.39	$0.49

EPS Attributable to PESI Discontinued Ops	$0.01	$(0.03)	$0.01	$0.11	$0.10	$0.07	$0.02

Revised EPS GAAP	$0.23	$0.41	$0.72	$0.26	$1.62	$0.13	$0.48
EPS Adjustments*	0.20	0.25	0.46	0.17	1.08	0.33	0.03

Revised EPS Non-GAAP	$0.43	$0.66	$1.18	$0.43	$2.70	$0.46	$0.51

*	Restructuring charges, non-routine expenses, non-routine income and impairment
The Company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges, as well as the impact of reclassifying PESI as discontinued operations, is useful to investors because it provides an overall understanding of the Company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the Company’s base-line performance before gains, losses or other charges that are considered by management to be outside the Company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance.